Exhibit 10.2

CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

Amendment No. 2 to License Agreement
This Amendment No. 2 (this "Amendment") to the License Agreement, dated April 29, 2016, as previously amended effective November 19, 2019 (the “License Agreement”) by and between Takeda Pharmaceuticals International AG, a company incorporated wider the laws of Switzerland having its principal place of business at Thurgauerstrasse 130, 8152 Glattpark-Opfikon Zurich, Switzerland (“Takeda” or “TPI”) and Myovant Sciences Ltd. (formally with the name "Roivant Endocrinology Ltd."), an exempted limited company incorporated under the laws of Bermuda, and having its Granted office at 2 Church Street, Hamilton, Bermuda (the “Former Licensee”) is being entered into as of December 15, 2020 (the “Amendment Effective Date”), by and between Takeda and Myovant Sciences GmbH, a Switzerland limited liability company with an address of Viaduktstrasse 8, 4051 Basel, Switzerland (the “Licensee”) in accordance with Section 16.12 of the License Agreement.
For clarification purpose, the Former Licensee assigned all of its rights and obligations under the License Agreement to the Licensee pursuant to that certain Asset and Contribution Agreement, dated as of November 11, 2016, by and between the Former Licensee and the Licensee, in accordance with Section 16.3 of the License Agreement.
All capitalized terms used but not otherwise defined in this Amendment have the meanings given to them in the License Agreement.
Takeda and Licensee wish to further amend the License Agreement to, among other things, reflect ownership by an Affiliate of TPI of certain intellectual property rights, which TPI sublicensed to Licensee pursuant to the License Agreement.
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the License Agreement is hereby amended as follows:
1.Schedule 1.151 of the License Agreement is hereby deleted and replaced in its entirety with the Schedule 1.151 attached hereto as Exhibit A, which includes only Patents that are solely owned by Takeda or one of its Affiliates.
2.Section 1.71 (Joint Patent Rights) of the License Agreement is hereby deleted and replace with the following:
“1.71 “Joint Patent Rights” means all Patent Rights Covering Joint Inventions, including those Patent Rights set forth on Schedule 1.71.”
3.A new Schedule 1.71, attached hereto as Exhibit B, is hereby added to the License Agreement.
4.Section 11.2.2 is hereby deleted and replaced with the following:
“Takeda or one of its Affiliates is the sole and exclusive owner of the entire right, title, and interest in the Takeda Patent Rights set forth on Schedule 1.151 (Takeda Patent Rights) free of any encumbrance, lien, or claim of ownership by any Third Party.”
Amendment No. 2 to License Agreement

CONFIDENTIAL

5.Section 11.2.11(b) is hereby deleted and replaced with the following:
“Ownership of Takeda Patent Rights. Except for the obligations under the [***], Takeda or one of its Affiliates is the sole and exclusive owner of the entire right, title, and interest in the Added Patents set forth on Schedule 1.151 free of any encumbrance, lien, or claim of ownership by any Third Party.”
6.Section 11.2 of the License Agreement is amended to add the following:
11.2.12    Takeda In-License. With respect to that certain License Agreement (Non-Core Pipeline Assets) between Takeda Pharmaceutical Company Ltd. (“TPC”) and Takeda effective February 1, 2016 as amended (the “TPC-TPI Exclusive License Agreement”) Takeda hereby represents and warrants that:
(a)Disclosure. Takeda has disclosed to Licensee a full and complete copy of the TPC-TPI Exclusive License Agreement, including any and all amendments or supplements thereto that are material to Licensee’s rights under this Agreement, subject only to redactions with respect to terms and conditions that are not material to Licensee’s rights under this Agreement.
(b)Effectiveness. The TPC-TPI Exclusive License Agreement is in full force and effect according to its terms and neither Takeda nor TPC is in material breach thereof.
7.Section 11.3 of the License Agreement is amended to add the following:
11.3.5    Takeda In-License. With respect to the TPC-TPI Exclusive License Agreement (defined in Section 11.2.12), and only with respect to any right sublicensed or otherwise conveyed to Licensee under this Agreement, including rights related to the prosecution, maintenance, enforcement or defense of any Takeda Technology, Takeda hereby covenants that it shall not (a) terminate the TPC-TPI Exclusive License Agreement, (b) act, or fail to act, in any manner that would cause TPC to have the right to terminate the TPC-TPI Exclusive License Agreement, or (c) assign or otherwise transfer ownership of its rights under the TPC-TPI Exclusive License Agreement except in conjunction with the concurrent assignment to the same entity of all of Takeda’s rights and obligations this Agreement in accordance with Section 16.3 (Assignment). Nothing in this Section 11.3.5 shall be construed to waive or release any rights or obligations that either Party may have under any other provision of this Agreement.
8.All other provisions of the License Agreement shall continue in full force and effect. The provisions in Article 16 (Miscellaneous) of the License Agreement shall apply to this Amendment as if included in this Amendment.
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Amendment No. 2 to License Agreement

CONFIDENTIAL

IN WITNESS WHEREOF, each of Takeda Pharmaceuticals International AG and Myovant Sciences GmbH have caused this Amendment to be executed by their respective duly authorized officers as of the date first above written, each copy of which will for all purposes be deemed to be an original.

	TAKEDA PHARMACEUTICAL INTERNATIONAL AG		MYOVANT SCIENCES GMBH
By:		By:	/s/ Dr. Slava Rakov
Name:		Name:	Dr. Slava Rakov
Title:		Title:	Director and VP Medical Affairs
Date:		Date:	14/24/2020

By:
Name:
Title:
Date:

Amendment No. 2 to License Agreement

CONFIDENTIAL

IN WITNESS WHEREOF, each of Takeda Pharmaceuticals International AG and Myovant Sciences GmbH have caused this Amendment to be executed by their respective duly authorized officers as of the date first above written, each copy of which will for all purposes be deemed to be an original.

	TAKEDA PHARMACEUTICAL INTERNATIONAL AG		MYOVANT SCIENCES GMBH
By:	/s/ Charles Alexander	By:
Name:	Charles Alexander	Name:
Title:	Head International BD	Title:
Date:	16/12/2020	Date:

By:	/s/ Antonio Raffaele Toma
Name:	Antonio Raffaele Toma
Title:	Authorized signatory
Date:	16 December 2020

Amendment No. 2 to License Agreement